                                                                    EXHIBIT 4.11

         THIS WARRANT AND THE UNDERLYING SHARES HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                                       WARRANT

                        For Purchase of Shares of Common Stock

                                          of

                           ADVANCE PHARMACY SERVICES, INC.

                                   December 8, 1993

         THIS CERTIFIES THAT Blue Cross and Blue Shield of Maryland, Inc., a Maryland corporation ("Blue Cross"), or registered transferees or assigns, is entitled, subject to the terms and conditions hereinafter set forth, to purchase from Advance Pharmacy Services, Inc., a Delaware corporation (the "Company"), 225 fully paid and nonassessable shares (which number is hereinafter sometimes referred to as the "Initial Exercise Number") of Common Stock, $.01 par value per shares of the Company (the "Common Stock") upon presentation and surrender of this Warrant, together with a completed and executed Election to Purchase in the form attached hereto as Exhibit I, at any time during the period ending on the fourth anniversary of the date hereof (the "Exercise Period") at the principal office of the Company or at such other office as shall have been theretofore designated by the Company by notice pursuant hereto and upon payment therefor to the Company for the account of the Company of the purchase price, as hereinafter set forth. The Initial Exercise Number shall be subject to adjustment as hereinafter set forth.

         This Warrant is subject to the following terms and conditions:

         Section 1. EXERCISE OF WARRANT. The purchase rights represented by this Warrant are exercisable at the option of the holder hereof, in whole at any time, during the Exercise Period. Shares of Common Stock purchased upon exercise of the Warrant shall at the time of purchase be paid for in full. To the extent that the right to purchase shares has accrued hereunder, the Warrant may be exercised by written notice to the Company, which shall be at least fifteen days after the giving of such notice unless an earlier date shall have been mutually agreed upon, accompanied by full payment for the shares by
(i) certified or official bank check or the equivalent thereof acceptable to Company or (ii) tendering shares of Common Stock of the Company with a fair market value at least equal to the aggregate exercise price for the shares to be acquired. Where the Warrant is exercised by tendering Common Stock of the Company, the fair market value of such shares as of the date proper written notice is received by the Company (the "Date of Exercise") shall be established in good faith by the Board of Directors. In setting the fair market value as of the Date of Exercise, due regard shall be given to all facts and circumstances. However, if an active market develops for the Common Stock, the average of the closing bid and asked prices on the Date of Exercise shall be set by the Board of Directors as the fair market value. If an active market does not exist at the Date of Exercise, the holder of the Warrant may condition his exercise on the Board of Directors establishing a fair market value above an amount specified in the holder's written notice. Any shares tendered that are not used to satisfy an exercise price shall be returned to the holder. Finally, the holder of the Warrant may choose to satisfy the exercise price through some combination of the two methods described in this paragraph.

    At the time of delivery, the Company shall, without stock transfer tax to the holder, deliver to the holder (or to such other person) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for such shares, provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law. If the Common Stock issuable upon exercise is not registered under the Securities Act of 1933 (the "Act"), then the Company at the time of exercise will require in addition that the registered owner deliver an investment representation in form acceptable to the Company, and the Company will place a legend on the certificate for such Common Stock restricting the transfer of same. At no time shall the Company have any obligation or duty to register under the Act the Common Stock issuable upon exercise of the Warrant.

         Section 2. PRICE. The purchase price for the Initial Exercise Number of shares of Common Stock purchasable pursuant to the exercise of this Warrant (the "Exercise Price") shall be $337,500. The Exercise Price shall be subject to adjustment as provided in Section 3 below.

         Section 3. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and number of shares of Common Stock purchasable pursuant to the exercise of this Warrant shall be subject to adjustment from time to time as follows:

         (a) ADJUSTMENTS TO EXERCISE PRICE UPON DILUTIVE ISSUANCES OF COMMON STOCK OR CONVERTIBLE SECURITIES. If the Company shall, while the Warrant is outstanding, issue or sell any shares of its Common Stock or Common Stock Equivalents (as hereinafter defined) without consideration or at a price per share equal to LESS THAN the Exercise Price per share in effect at the time of such issuance or sale, then in each such case the Exercise Price per share upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to the lowest Net Consideration per Share (as hereinafter defined) received for each additional share upon such issuance of Common Stock or Common Stock Equivalents. The provisions of this Section 3(a) may be waived in any instance upon the written approval of the holders of fifty-one percent (51%) of the outstanding Warrants.

              (i) UPON DILUTIVE ISSUANCES OF WARRANTS. OPTIONS AND PURCHASE RIGHTS TO COMMON STOCK OR CONVERTIBLE SECURITIES.

              (A) COMMON STOCK EQUIVALENTS. For the purposes of this Section 3(a)(i), the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock, or the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents" and individually, a "Common Stock Equivalent"), shall be deemed an issuance of Common Stock with respect to adjustments in the Exercise Price if the Net Consideration Per Share (as hereinafter determined) which may be received by the Company for such Common Stock or Common Stock Equivalents shall be less than the Exercise Price per share in effect at the time of such issuance.

              Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Exercise Price shall be made under this Section 3(a)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the original issuance of any such Common Stock Equivalents as above provided.

              (B) DECREASES IN NET CONSIDERATION PER SHARE AND RETROACTIVE ADJUSTMENT UPON EXPIRATION OF COMMON STOCK EQUIVALENTS. Should the Net Consideration Per Share of any such Common Stock or Common Stock Equivalents (even if issued or granted and outstanding as of the date of issuance of this Warrant or hereafter) be decreased from time to time, then, upon the effectiveness of each such change, the Exercise Price will be that which would have been obtained (1) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration Per Share of such securities, and (2) had the adjustments made to the Exercise Price since the date of issuance of such Common Stock Equivalents been made to such Exercise Price as adjusted pursuant to clause (1) above. Any adjustment of the Exercise Price with respect to this paragraph which relates to any Common Stock Equivalent shall be disregarded if, as, and when such

         Common Stock Equivalent expires or is cancelled without being exercised, so that the Exercise Price effective immediately upon such cancellation or expiration shall be equal to the Exercise Price that would have been in effect had the expired or cancelled Common Stock Equivalent not been issued.

              (C) DEFINITION OF NET CONSIDERATION PER SHARE. For purposes of this paragraph, the "NET CONSIDERATION PER SHARE" which may be received by the Company shall be determined as follows:

                   (1) The "NET CONSIDERATION PER SHARE" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Company upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

                   (2) The "NET CONSIDERATION PER SHARE" which may be received by the Company shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

              (ii) CONSIDERATION OTHER THAN CASH. For purposes of this Section 3(a), if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or Common Stock Equivalents consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Company. In the event of any dispute between the holders of Warrants and the Company regarding the determination of fair market value, at the option of the holders of fifty-one percent (51%) of the outstanding Warrants, the Company shall engage a consulting firm or investment banking firm, selected by the Board of Directors and approved by the holders of fifty-one percent (51%) of the outstanding Warrants (such approval not to be unreasonably withheld), to prepare an independent appraisal of the fair market value of such property to be distributed. The costs of such valuation shall be borne by the Company.

              (iii) EXCEPTIONS TO ANTI-DILUTION ADJUSTMENTS; BASKET FOR RESERVED EMPLOYEE SHARES. This Section 3(a) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below). Further, the anti-dilution protection provisions of this Section 3(a) shall not apply with respect to:

                    (A) the grant, issuance or sale of Common Stock, or the
              grant of options, warrants or other rights exercisable therefor, issued or issuable after the Original Issue Date to directors, officers, employees, consultants and others similarly situated pursuant to any incentive or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock issuance or restricted stock agreement, stock ownership plan (ESOP), consulting agreement, or such other similar options, issuances, arrangements, agreements or plans approved by a majority of the members of the Board of Directors of the Company; and

                   (B) shares of Common Stock (or options or warrants
              exercisable therefor) issued solely to employees, consultants or others in connection with the acquisition (whether by merger or otherwise) by the Company of all or substantially all of the capital stock or assets of any other entity or business organization, provided the issuance of such securities is approved by two-thirds of the members of the Board of Directors of the Company and provided that the aggregate number of shares of Common Stock issued pursuant to this paragraph does not exceed 2,250 shares (the "Acquisition Pool"). Acquisition Pool may be increased from time to time (i) by a vote of two-thirds of the members of the Board of Directors of the Company, or (ii) by the written consent of the holders of at least fifty-one percent (51%) of the outstanding Warrants. The Acquisition Pool shall be subject to a proportionate adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or any other similar event involving a change in the Common Stock.

         (b) ADJUSTMENT FOR COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK. In the event the Company, at any time or from time to time after the date hereof (hereinafter referred to as the "Original Issue Date"), effects a subdivision or combination of its outstanding Common Stock or a greater or lesser number of shares, then and in each such event the Initial Exercise Number and the Exercise Price shall be adjusted proportionately such that the holder of this Warrant (the "Warrantholder") is entitled to purchase the same percentage (i.e., 1%) of all shares of the Company's outstanding capital stock then issued and issuable for the same aggregate consideration as such Warrantholder was entitled to purchase immediately prior to such event.

         (c) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time or from time to time after the Original Issue Date shall pay a dividend payable in any class of the capital stock of the Company, or otherwise make a distribution of any class of capital stock, then the Exercise Price shall be adjusted, from and after the record date of such dividend or the date of such distribution, to that price determined by multiplying the Exercise Price by a fraction,

              (i) the numerator of which shall be the total number of shares of capital stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

              (ii) the denominator of which shall be the number of shares of capital stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of capital stock to be issued;

    provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this Section 3(b) as of the time of actual payment of such dividend or distribution. The Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         (d) NUMBER OF SHARES. Upon any adjustment of the Exercise Price, the Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of shares, calculated to the nearest full share, obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the new Exercise Price resulting from such adjustment.

         Section 4. RESERVATION AND AUTHORIZATION OF COMMON STOCK. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purposes of effecting the exercise of all outstanding Warrants, the full number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. For the purpose of this Section 4, the full number of shares of Common Stock issuable upon the exercise of all outstanding Warrants shall be computed as if at the time of computation of such number of shares of Common Stock all outstanding Warrants were held by a single holder. The Company shall from time to time, in accordance with applicable law, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the exercise of all Warrants at the time outstanding.

         Section 5. INCLUSION IN REGISTRATION OF COMMON STOCK OR OTHER
SECURITIES.

         (a) In the event the Company shall propose the registration, on an appropriate form under the Act, of any shares of Common Stock or any other class of securities of the Company (other than in connection with an offering solely to the Company's employees on Form S-8 or a successor form of registration statement under the Act), then the Company shall in each case give written notice of such proposed filing to the Warrantholders, or if this Warrant has been exercised, then to the holders of Common Stock purchased upon such exercise (collectively, the "Security Holders"), at least thirty (30) days before the anticipated filing date, and such notice shall offer to such Security Holders the opportunity to include in such registration statement such number of shares of Common Stock as they may request; provided that the Company shall not be so obligated on more than one occasion and provided further, that such Security Holders may participate in the offering to the extent permitted by the managing underwriter. If the managing underwriter permits the inclusion of only a portion of the shares such Security Holders propose to register, each Security Holder will be permitted to have included in the offering its pro rata share of the total number of shares permitted to be included in the offering by all selling shareholders in such offering and shall further be permitted to have an additional opportunity to be included in a subsequent registration statement. Upon written notice given by such Security Holders to the Company within thirty days after the giving of such notice by the Company, the Company shall include in any registration statement relating to such shares of the Company all or such portion of the shares as the Security Holders may request.

         (b) COMPANY'S OTHER AGREEMENTS WITH RESPECT TO REGISTRATION RIGHTS. In connection with the registration of shares of Common Stock pursuant to Section 5(a) above, the Company agrees to:

         (i) Notify the Security Holders as to the filing thereof and of all amendments or supplements thereto filed prior to the effective date of such registration statement;

         (ii) Notify the Security Holders, promptly after the Company shall receive notice thereof, of the time when such registration statement became effective or any amendment or supplement to any prospectus forming a part of such registration statement has been filed;

         (iii) Notify the Security Holders promptly of any request by the Securities and Exchange Commission ("Commission") for the amending or supplementing of such registration statement or prospectus or for additional information;

         (iv) Prepare and file with the Commission promptly upon written request of the Security Holders, any amendments or supplements to such registration statement or prospectus which may be necessary or advisable to keep such registration statement effective and to comply with the provisions of the Act with respect to the offer of the shares of Common Stock covered by such registration statement during the period required for the distribution of the Shares, which period shall not be in excess of six months from the effective date of the registration statement or post-effective amendment pursuant to which the Shares may be sold;

         (v) Prepare and promptly file with the Commission and promptly notify the Security Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements therein or omissions therefrom if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event with respect to the Company shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

         (vi) Advise the Security Holders promptly after the Company shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such registration statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

         (vii) Use its best efforts to qualify the Shares for sale under the securities or blue sky laws of such states within the United States as the Security Holders may reasonably designate, except that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any such state;

         (viii) Furnish to the Security Holders, as soon as available, copies of any such registration statement and each preliminary or final prospectus, or supplement or amendment required to be prepared thereto, all in such quantities as they may from time to time reasonably request.

         (c) AGREEMENTS BY SECURITY HOLDERS. In connection with the filing of a post-effective amendment or new registration statement pursuant to this Section 5 covering shares of Security Holders, each of the Security Holders covenants and agrees:

         (i) To furnish information to the Company concerning the Security Holders and their holdings of securities of the Company and the proposed method of sale or other disposition of the Shares and such other information and undertakings as shall be required in connection with the preparation and filing of any post-effective amendment or registration statement covering all or a part of the Shares and in order to insure full compliance with the Act and the Securities Exchange Act of 1934, as amended; and

         (ii) To notify the Company promptly, in writing, of the commencement of any action against the Security Holders which is based upon an alleged act or omission, which, if proven, would result in the Company having to indemnify the Security Holders pursuant to Section 5(d) hereof, and, to permit the Company, if it so desires, to participate in and assume the defense of such action with counsel satisfactory to the Company. An omission to notify the Company promptly of the commencement of such action, if prejudicial to the ability of the Company to defend such action, shall relieve the Company of any liability to indemnify under Section 5(d) below.

         (d) Each of the Security Holders agrees to pay its pro rata share of all costs and expenses in connection with the registration statement and all actions which the Company is required to take or effect pursuant to this Section 5 hereof based on the number of shares being registered for the Security Holder in proportion to the total number of Shares being registered in connection with the registration statement.

         (e) INDEMNIFICATION.

         (i) The Company shall indemnify and hold harmless the Security Holders and any underwriter (as defined in the Act) for the Security Holders, and each person, if any, who controls the Security Holders or such underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Security Holders or such underwriter or such controlling person becomes subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of any material fact contained in a post-effective amendment or registration statement covering the Shares, in the prospectus contained therein or in an amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company shall reimburse the Security Holders, such underwriter and such controlling person for any legal or other expenses reasonably incurred by the Security Holders, such underwriter or such controlling person in connection with investigating and defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be obligated to indemnify in any such case to the extent and only to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Security Holders, such underwriter or such controlling person. The Company agrees that, in the event it receives notice of the commencement of any action against it which is based upon an alleged act or omission, which, if proven would result in the Security Holders having to indemnify the Company pursuant to subsection (ii) below, the Company will participate in and assume the defense of such action with counsel satisfactory to the Security Holders. This indemnity will be in addition to any liability which the Company may otherwise have.

         (ii) With respect to the filing of a post-effective amendment or registration statement pursuant to this Section 5 hereof, each of the Security Holders agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the post-effective amendment or registration statement and each person, if any, who controls the Company, within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, or any such director, officer or controlling person may become subject under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue or alleged untrue statement of any material fact contained in such post-effective amendment or registration statement, or in any prospectus thereunder, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished by the Security Holders to the Company; and the Security Holders will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating and defending any such loss, claim, damage, liability or action.

         Section 6. TRANSFERABILITY

         (a) The Warrant and the shares of Common Stock purchase by holders of the Warrant are not transferable by the Warrantholder except to affiliates of Blue Cross. Any permitted transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit II, at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

         (b) Unless and until otherwise permitted by this Section, each certificate for Common Stock initially issued upon the exercise of this Warrant (a "Warrant Certificate"), and each certificate for Common Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. "

         Prior to any permitted transfer of any Warrant Certificate (other than pursuant to an effective registration statement under the Securities Act), the Warrantholder thereof shall furnish, at the expense of such Warrantholder, to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that such transfer is exempt from registration under the Securities Act. Upon any exercise of any Warrant for shares of Common Stock to be registered in the name of a person other than the Warrantholder thereof, such Warrantholder shall furnish, at the expense of such Warrantholder, to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the issuance of the shares of Common Stock to such other person upon exercise of such Warrant Certificate is exempt from registration under the Securities Act.

         Section 7. FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of stock upon any exercise of any Warrant. As to any final fraction of a share which the holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall, if it does not issue a fractional share, pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Exercise Price per share of Capital Stock.

         Section 8. EXCHANGE AND REPLACEMENT OF WARRANT. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder at the principal office of the Company, for new Warrants of like tenor and date representing the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said Warrantholder at the time of such surrender.

         Upon receipt by the Company of (a) evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in case of loss, theft or destruction, or (b) indemnity or security reasonably satisfactory to it, and (c) reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

         Section 9. RIGHTS PRIOR TO EXERCISE OF WARRANT. Prior to the exercise of this Warrant, the Warrantholder shall not be entitled to any rights of a stockholder of the Company with respect to the Common Stock for which this Warrant may then be exercisable, including without limitation the right to vote, to receive dividends or other-distributions or to exercise any preemptive rights and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.

         Section 10. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered in the manner provided Section 11.12 of the Purchase and Sale Agreement between the Company Blue Cross dated as of December 8, 1993.

         Section 11. AUTHORIZATION AND ISSUANCE. The Company represents and warrants to Blue Cross and any Warrantholder that it has the corporate power and authority to issue this Warrant; the Warrant has been duly authorized, executed and delivered and is duly and validly issued, fully paid and nonassessable; the issuance of the Warrant, and the shares of Common Stock issuable upon its exercise, are not prohibited or restricted by the Certificate of Incorporation or By-laws of the Company or any agreement to which the Company is a party; and the shares of Common Stock issuable upon exercise of this Warrant, when issued upon exercise of this Warrant pursuant to the terms hereof, will be duly and validly issued, fully paid and nonassessable.

         Section 12. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.


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

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its duly authorized officer as an instrument under seal as of the date first above written.

                             ADVANCE PHARMACY SERVICES, INC.



                             By:  /s/ David D Halbert
                             Its:  Chairman and CEO

                                      EXHIBIT I

                                 ELECTION TO PURCHASE

TO: Advance Pharmacy Services, Inc.

    The undersigned owner of the accompanying Warrant hereby irrevocably exercises the option to purchase 225 shares of Common Stock in accordance with the terms of such Warrant, directs that the shares issuable and deliverable upon such purchase (together with any check for a fractional interest) be issued in the name of and delivered to the undersigned, and makes payment in full therefor at the Exercise Price provided in such Warrant.

COMPLETE FOR REGISTRATION OF SHARES OF COMMON STOCK ON THE STOCK TRANSFER RECORDS MAINTAINED BY THE COMPANY:


- --------------------------------------------------------------------------------
Name of Warrant Holder


- --------------------------------------------------------------------------------
Address


- --------------------------------------------------------------------------------
Federal I.D. Tax Number or Social Security Number


Signature:
          ------------------------------

Date:
     -----------------------------------


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

                                      EXHIBIT II

                                      ASSIGNMENT

FOR VALUE RECEIVED                                hereby sells, assigns and
transfers all of the rights of the undersigned under the within Warrant, with respect to the 225 shares of the Common Stock covered thereby set forth herein below, unto

NAME OF ASSIGNEE                  ADDRESS
- ----------------                  -------










Dated:
      ----------------------------------

Signature:
          ------------------------------


Address:
        --------------------------------


- ----------------------------------------


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